©2024 Castle Biosciences 1 Empowering people, informing care decisions Third Quarter 2024 November 4, 2024

©2024 Castle Biosciences 2 Disclaimers Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning: our positioning for continued growth and value creation; our estimated U.S. total addressable market for our commercially available tests; our ongoing studies generating data and their impact on driving adoption of our tests; study observations and interpretations of study data, including conclusions about the benefits and impact of our tests on treatment decisions and patient outcomes; and our ability to be net operating cash flow positive by the end of 2025; our future approach to capital allocation; our expected launch of our pipeline expansion by the end of 2025; and the timing and achievement of program milestones. The words “anticipates,” “can,” “could,” “estimates,” “expects,” “may,” “potential,” “target” and similar expressions are intended to identify forward- looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our estimates and assumptions underlying our estimated U.S. total addressable market for our commercially available tests; our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions, the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets and recession risks, supply chain disruptions, outbreaks of contagious diseases and geopolitical events (such as the ongoing Israel-Hamas War and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this presentation, including with respect to the diagnostic and prognostic tests discussed in this presentation; actual application of our tests may not provide the anticipated benefits to patients; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, in our Quarterly Report on Form 10-Q for the period ended September 30, 2024, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

©2024 Castle Biosciences 3 Disclaimers Financial Information; Non-GAAP Financial Measures In this presentation, we use the metrics of Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net income (loss): interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration and acquisition-related transaction costs. We use Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes. These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, or net income (loss) reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non- GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this presentation. Industry and Market Data This presentation includes certain information and statistics obtained from third-party sources. The Company has not independently verified the accuracy or completeness of any such third- party information.

Registered Trademarks

DecisionDx-Melanoma, DecisionDx-CM*Seq*, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, TissueCypher, IDgenetix, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UM*Seq* are trademarks of Castle Biosciences, Inc.

©2024 Castle Biosciences 4

©2024 Castle Biosciences 5 Proven strategy designed to drive value creation for our stakeholders FOCUS on best/first-in-class tests with high, unmet clinical need and significant market opportunity BUILD robust clinical evidence PENETRATE target markets to further test adoption by clinicians and payers

©2024 Castle Biosciences 6 Key third quarter 2024 results 1 Chief Operating Officer Kristen Oelschlager named the 2024 Jon W. McGarity Arizona Bioscience Leader of the Year 4 Gross Margin for Q3 2024 was 79%, and Adjusted Gross Margin was 82%, compared to 78% and 81% respectively in Q3 2023 5 Net cash provided by operations in Q3 2024 was $23.3 million, compared to $5.0 million in Q3 2023 6 Delivered strong Q3 2024 results, highlighted by year-over- year growth in our total test report volume (+41%) and revenue (+39%) As of Sept. 30, 2024, cash, cash equivalents and marketable investment securities totaled ~$280 million 7 Published five peer-reviewed studies across our therapeutic areas in Q3 2024 Raised 2024 total revenue guidance to $320-330 million, up from $275-300 million previously reported 2 3 Adjusted Gross Margin is a non-GAAP measure. See non-GAAP reconciliations at the end of this presentation for a reconciliation of Adjusted Gross Margin to its most closely comparable GAAP measure.

©2024 Castle Biosciences 7 Data from the DecisionDx-Melanoma prospective, multicenter CONNECTION study was successful at predicting which patients with T1 tumors have a low risk of SLN positivity DecisionDx-Melanoma correctly identified a population of patients with very low risk of SLN positivity who could have avoided a sentinel lymph node biopsy If DecisionDx-Melanoma was used in these patients to direct SLNB decisions, there would have been a 64% reduction in SLNB surgical procedures DecisionDx-Melanoma Predicted ≥5% Risk Group DecisionDx-Melanoma Predicted <5% Risk Group 5.7%1.6%T1 SLN positivity rates among those with T1 tumors Marks, The i31-GEP identifies patients with T1 cutaneous melanoma who can safely avoid sentinel lymph node biopsy: Results from a prospective, multicenter study. Video abstract presented at: 2024 American Society for Dermatologic Surgery (ASDS) Annual Meeting; SLN(B)=sentinel lymph node (biopsy) BUILD

Patients with low-risk DecisionDx-Melanoma test results who did not undergo SLNB have high recurrence-free survival (three-year recurrence free survival rate of 99.5%)

BUILD


RFS in patients with <5% risk (DecisionDx-Melanoma) who did not undergo SLNB
1.00
0.75
0.50
0.25
0.00
Survival Probability
<5% risk of SLN positivity by i31-GEP who did not undergo SLNB
3-year RFS (95% CI)
Recurrence, % (n/N)
99.5% (98.7-100%)
0.5% (2/367)
0
1
2
3
Time (years)

Marks, The i31-GEP identifies patients with T1 cutaneous melanoma who can safely avoid sentinel lymph node biopsy: Results from a prospective, multicenter study. Video abstract presented at: 2024 American Society for Dermatologic Surgery (ASDS) Annual Meeting; SLN(B)=sentinel lymph node (biopsy)

©2024 Castle Biosciences

8

DecisionDx-SCC Has Consistently Demonstrated High Value Patients in Guiding SCC Treatment Pathways

BUILD

2019	2020	2021	2022	2023	2024 YTD
1	2	4	5	4	6 to date

Number of peer-reviewed publications

DecisionDx-SCC launched commercially (2020)

Study Demonstrating Risk Stratification Value in High-Risk SCC

Wysong et al. – Study of 897 patients analyzed the independent performance of DecisionDx-SCC from risk factors and staging systems and demonstrated significantly improved predictive accuracy when test results were integrated with NCCN guidelines and AJCC8 and BWH staging to guide risk-appropriate treatment pathway decisions.

Consensus guideline study

Gopal et al. – Multi-disciplinary expert consensus guidelines show integration of DecisionDx-SCC testing and AJCC8 staging within NCCN guidelines to improve precision in ART recommendations based on which patients are at the highest risk for metastasis and most likely to benefit from treatment.

Studies Demonstrating Predictive Value of ART in High-Risk SCC

Arron et al. – Largest study ever published to evaluate use of ART in SCC. Propensity matched study design demonstrated that DecisionDx-SCC predicted which high risk SCC patients would likely benefit and which would not.

Ruiz et al. – Second largest study ever published to evaluate use of ART in SCC. As with the prior Arron study, this study also demonstrated that DecisionDx-SCC predicted which high risk SCC patients would likely benefit and which would not.

Moody et al. – Study demonstrated that ART selection based upon clinicopathologic factors and vague guideline recommendations is inconsistent and integration of DecisionDx-SCC improves identification of patients who are likely or unlikely to benefit from ART.

Study Demonstrating Significant Direct Cost Savings to Medicare

Somani et al. – Integrating DecisionDx-SCC to guide ART decisions for SCC patients could result in substantial Medicare healthcare savings of up to ~$972 million annually.

CASTLE BIOSCIENCES

SCC=cutaneous squamous cell carcinoma, ART=adjuvant radiation therapy, NCCN=National Comprehensive Cancer Network, BWH=Brigham and Women's Hospital , AJCC8=American Joint Committee on Cancer 8th Edition

9

©2024 Castle Biosciences 10 Drive robust test report volume and revenue growth $51.2 $53.3 $59.3 $68.8 $65.1 $10.3 $12.8 $13.6 $18.2 $20.7 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Dermatologic Non-Dermatologic $61.5 $66.1 $87.0 $73.0 $85.8 NET REVENUE BY QUARTER ($M) Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 DecisionDx-UM MyPath Melanoma IDgenetix TissueCypher DecisionDx-SCC DecisionDx-Melanoma TOTAL TEST VOLUME BY QUARTER 1. Consists of DecisionDx-Melanoma, DecisionDx-SCC and our Diagnostic Gene Expression Profile offering (MyPath Melanoma and DiffDx-Melanoma) 2. Consists of TissueCypher Barrett’s Esophagus Test, DecisionDx-UM and IDgenetix 1 2 18,409 20,284 20,888 25,102 26,010

©2024 Castle Biosciences 11 Maintain strong Adjusted Gross Margin 81.3% 82.3% 80.5% 83.2% 81.9% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 ADJUSTED GROSS MARGIN BY QUARTER1,2 $11.3 $12.4 $13.9 $14.5 $15.6 $12.9 $13.0 $13.8 $14.1 $12.3 $44.6 $44.1 $48.5 $51.1 $50.5 $2.3 $2.3 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Cost of Sales R&D SG&A Amortization of acquired intangible assets OPERATING EXPENSES BY QUARTER ($M)3 1. Adjusted Gross Margin is a non-GAAP measure. See Non-GAAP reconciliations at the end of this presentation for a reconciliation of Adjusted Gross Margin to its most closely comparable GAAP measure. 2. Calculated as Adjusted Gross Margin (Non-GAAP) divided by Adjusted Revenues (Non-GAAP) 3. Total operating expenses, including cost of sales $2.2 $2.2 $2.3

©2024 Castle Biosciences 12 Improving operating cash flow and Adjusted EBITDA $5.0 $18.6 $(6.8) $24.0 $23.3 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 OPERATING CASH FLOW BY QUARTER ($M) 1. As of September 30, 2024; includes Cash, Cash Equivalents & Marketable Investment Securities 2. Net cash used in operating activities in Q1 2024 includes payout of annual bonuses as well as certain healthcare benefit contributions 3. Adjusted EBITDA is a non-GAAP measure. See non-GAAP reconciliations at the end of this presentation for a reconciliation of Adjusted EBITDA to its most closely comparable GAAP measure 4. Adjusted EBITDA excludes from net income (loss), interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense and change in fair value of contingent consideration $6.6 $9.4 $10.5 $21.5 $21.6 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 ADJUSTED EBITDA BY QUARTER ($M)3,4 Cash position of ~$280M1 supports growth initiatives

©2024 Castle Biosciences 13 Appendix

DERMATOLOGY

DecisionDx-Melanoma

Provides comprehensive, personalized, genomic tumor information to guide management for patients with cutaneous melanoma

Clinical Validity, Utility and Demonstrated Patient Outcomes

Demonstrated clinical validity, utility and impact, backed by 50 peer-reviewed publications (as of February 2024), including two publications (Bailey et al. 2023 and Dhillon et al. 2023) demonstrating an association with testing and improved patient outcomes

SLNB Guidance and Patient Outcomes [4,5]

DecisionDx-Melanoma successfully identified patients with T1 tumors with a low risk of SLN positivity who can safely forego SLNB while maintaining high survival rates in a prospective multicenter study and can reduce SLNB-associated complications and healthcare costs.


DecisionDx
Melanoma

~30% market penetration[1]

50% Demonstrated change in management for 1 of 2 patients tested[2]

~183,000 patients with a clinical DecisionDx-Melanoma order from ~14,550 clinicians[3]

1. Data as of June 30, 2024, from third-party data and management estimates; 2. Dillon et al. 2022
3. Data as of September 30, 2024; 4. Marks, The i31-GEP identifies patients with T1 cutaneous melanoma who can safely avoid sentinel lymph node biopsy: Results from a prospective, multicenter study. Video abstract presented at: 2024 American Society for Dermatologic Surgery (ASDS) Annual Meeting; 5. Guenther JM, et al. Patients who forego sentinel lymph node biopsy after 31-GEP testing are not harmed: A prospective, multicenter analysis. Poster presented at: 20th European Association of Dermato-Oncology (EADO) Congress
SLN(B)=sentinel lymph node (biopsy)

CASTLE BIOSCIENCES

DERMATOLOGY

DecisionDx-SCC

Identifies the risk of metastasis in patients with squamous cell carcinoma (SCC) and one or more risk factors

Clinical Validity and Utility

Demonstrated validity, utility and impact, backed by 22 peer-reviewed publications, including data showing that DecisionDx-SCC can significantly impact patient management plans in a risk-appropriate manner within established guidelines

Real-World Use Framework

Study in *Clinical, Cosmetic and Investigational Dermatology* highlights a clinician-derived, real-world algorithm that provides a framework to incorporate DecisionDx-SCC test results into clinical practice within NCCN guidelines recommendations


DecisionDx
SCC

~200,000

patients diagnosed annually with SCC and classified as high risk in the U.S.

~75%

of clinicians ordering DecisionDx-SCC also ordered DecisionDx-Melanoma[2]

Up to ~$972M

net annual Medicare savings that could be realized by using DecisionDx-SCC to guide adjuvant radiation therapy decisions[1]

CASTLE BIOSCIENCES

1. Somani et al. 2024 2. 9-months ended 9/30/2024

©2024 Castle Biosciences 16 MyPath Melanoma DERMATOLOGY Aids in the diagnosis and management for patients with ambiguous melanocytic lesions Clinical Validity and Utility Demonstrated validity, utility and impact, backed by 17 peer-reviewed publications demonstrating the performance and utility of the test in providing objective information to aid in diagnosis in ambiguous melanocytic lesions Guideline Support • National Comprehensive Cancer Network guidelines for cutaneous melanoma in the principles for molecular testing • American Society of Dermatopathology in the Appropriate Use Criteria for ancillary diagnostic testing • American Academy of Dermatology guidelines of care for the management of primary cutaneous melanoma peer-reviewed publications ~300,000 patients each year present with a diagnostically ambiguous lesion >45,000 lesions tested clinically1 17 1. as of 12/31/2023

GASTROENTEROLOGY

TissueCypher

A leading risk-stratification test designed to predict risk of progression to esophageal cancer in patients with Barrett's esophagus

Clinical Validity and Utility

Demonstrated validity, utility and impact, backed by 14 peer-reviewed publications demonstrating the ability and performance of the test in risk-stratifying patients with Barrett's esophagus to guide risk-appropriate treatment decisions

Recognition from AGA

2024 Clinical Practice Guideline acknowledges that individuals who may be at increased risk of progression to esophageal cancer might be identified using tissue-based biomarkers, particularly TissueCypher

2022 Recognized in the Clinical Practice Update on New Technology and Innovation for Surveillance and Screening in Barrett's Esophagus as a tool that may be used by physicians to risk stratify non-dysplastic patients


TissueCypher
▸ Barrett's Esophagus

~415,000 patients receiving upper GI endoscopies per year who meet intended use criteria for TissueCypher

1 in 40 patients progress to esophageal cancer within 5 years (among BE patients)[1]

14 peer-reviewed publications

CASTLE BIOSCIENCES

1. Shaheen et al. *Gastroenterology* 2000

MENTAL HEALTH

IDgenetix

Advanced pharmacogenomic (PGx) test designed to guide medication selection and management for patients with neuropsychiatric conditions, such as depression and anxiety

Advanced PGx

- Demonstrated clinical validity, utility and impact, backed by 19 peer-reviewed publications
- Eliminate trial and error prescribing
- Received 2024 MedTech Breakthrough Award for "Best Overall Mental Health Solution"

Easy to Use

- 10 mental health and pain conditions in one report
- Collection of DNA sample via simple cheek swab
- 3-5 days to receive test report on average
- Specialized sales and medical science liaison support


IDgenetix
▸ PGx Testing

3 in 1 test

- drug-gene interactions
- drug-drug interactions
- lifestyle factors

2X improved chance of medication response vs. control[1]

>2.5X improved chance of remission of depression symptoms vs. control[1]

CASTLE BIOSCIENCES

[1] Bradley, et al. 2018

©2024 Castle Biosciences 19 DecisionDx-UM OPHTHALMOLOGY The standard of care for evaluating metastatic risk in uveal melanoma Standard of Care • Utilized in approximately 80% of newly diagnosed patients • Favorable reimbursement profile – covered by Medicare and more than 100 private insurers • Included in NCCN Guidelines and considered standard of care peer-reviewed publications ~8 in 10 ~2,000 25+ patients diagnosed in the U.S. annually patients diagnosed with UM in the U.S. receive the test as part of their diagnostic workup Clinical Validity and Utility Demonstrated validity, utility and impact, backed by 25+ peer-reviewed publications, which included more than 5,000 patients, representing the largest body of evidence for a molecular prognostic test in this field Data as of September 30, 2024

PIPELINE

Inflammatory Skin Disease

Pipeline program to develop a genomic test aimed at guiding systemic therapy selection for patients with moderate-to-severe atopic dermatitis (AD), psoriasis (PSO) and related conditions

- Identified distinct gene expression profiles of response to both AD and PSO therapies, in addition to identifying distinct gene expression profiles for AD, PSO, and mycosis fungoides (MF) lesions
- Test results could empower clinicians to tailor therapy choices for patients by considering their molecular profiles, potentially sparing patients from undergoing numerous ineffective and costly medication trials before discovering an effective treatment to manage their symptoms


Inflammatory Skin Disease Pipeline Program

Anticipated Program Milestones

- **Q423:** early discovery data presented
- **2H24:** development data expected
- **By end of 2025:** target launch

39 Active sites[1]

>1,100 Patients enrolled[1,2]

CASTLE BIOSCIENCES

[1]Data as of September 30, 2024; [2]consists of patients with moderate-to-severe disease

©2024 Castle Biosciences 21 Reconciliation of Non-GAAP Financial Measures (Unaudited) The tables below present the reconciliation of Adjusted Revenues and Adjusted Gross Margin, which are non-GAAP financial measures. See disclaimer slide for further information regarding the Company’s use of non-GAAP financial measures. Three months ended (In thousands) Sep. 30, 2023 Dec. 31, 2023 Mar. 31, 2024 Jun. 30, 2024 Sep. 30, 2024 Adjusted Revenues $61,493$66,120$72,974$87,002$85,782Net revenues (GAAP) (883)4,086(1,656)(363)552Revenue associated with test reports delivered in prior periods $60,610$70,206$71,318$86,639$86,334Adjusted Revenues (Non-GAAP) Adjusted Gross Margin $47,902$51,426$56,833$70,236$67,901Gross margin (GAAP)1 2,2722,2712,2472,2472,272Amortization of acquired intangible assets (883)4,086(1,656)(363)552Revenue associated with test reports delivered in prior periods $49,291$57,783$57,424$72,120$70,725Adjusted Gross Margin (Non-GAAP) 77.9%77.8%77.9%80.7%79.2%Gross margin percentage (GAAP) 2 81.3%82.3%80.5%83.2%81.9%Adjusted Gross Margin percentage (Non-GAAP) 3

©2024 Castle Biosciences 22 Reconciliation of Non-GAAP Financial Measures (Unaudited) The table below presents the reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure. See disclaimer slide for further information regarding the Company’s use of non-GAAP financial measures. Three months ended (In thousands) Sep. 30, 2023 Dec. 31, 2023 Mar. 31, 2024 Jun. 30, 2024 Sep. 30, 2024 Adjusted EBITDA $(6,905)$(2,580)$(2,534)$8,920$2,269Net income (loss) (2,769)(3,119)(2,996)(3,144)(3,404)Interest income 2214270201Interest expense 323945(1,034)6,013Income tax expense (benefit) 3,1743,2243,3403,3483,541Depreciation and amortization expense 13,04311,80212,67513,17913,027Stock-based compensation expense $6,577$9,368$10,544$21,539$21,647Adjusted EBITDA (Non-GAAP)

©2024 Castle Biosciences 23 Thank You